Exhibit 99.1

Oxbridge Re’s Web3-Focused Subsidiary SurancePlus Announces Closing of its

Private Offering of Tokenized Reinsurance Securities

GRAND CAYMAN, Cayman Islands — (June 28th, 2023) — Oxbridge Re Holdings Limited (Nasdaq: OXBR) (“Oxbridge Re”), a provider of reinsurance solutions to property and casualty insurers in the Gulf Coast region of the United States, announced that its Web3-focused, wholly-owned subsidiary, SurancePlus Inc. (“SurancePlus”), closed a $2.4 million (USD) private capital raise through the sale of 244,776 of its tokenized reinsurance security, DeltaCat Re. The tokens will be issued on the Avalanche blockchain.

Ownership of DeltaCat Re tokenized reinsurance securities indirectly confers fractionalized interests in reinsurance contracts underwritten by Oxbridge Re’s reinsurance subsidiary, Oxbridge Re NS, for the 2023-2024 treaty year. Each digital security represents one preferred share of SurancePlus.

The DeltaCat Re digital security was offered to United States (“US”) accredited investors under Rule 506(c) of US Securities and Exchange Commission (SEC) Regulation D and to non-US investors pursuant to Regulation S of the US Securities Act 1933, as amended.

Commenting on the completion of the SurancePlus offering, Oxbridge Re’s President and Chief Executive Officer Jay Madhu said, “SurancePlus innovated upon Oxbridge Re’s existing special purpose vehicle for raising reinsurance capital, Oxbridge Re NS Limited, by applying digital innovations and insights from the Web3 space and democratizing access to reinsurance as an alternative investment. In doing so, we believe that we are the first publicly traded company to successfully raise capital for catastrophe reinsurance risks through the sale of tokenized reinsurance securities.”

Disclaimer: This press release does not constitute an offer to sell nor a solicitation of an offer to buy the DeltaCat Re tokens or the Series DeltaCat Re Preferred Shares underlying the tokens (the “Securities”). The Securities are not required to be, and have not been, registered under the United States Securities Act of 1933, as amended, in reliance on the exemptions provided by Regulation S and Regulation D (SEC Rule 506(c)) thereunder. Offers and sales of the Securities are made only by, and pursuant to, the terms set forth in the Confidential Private Placement Memorandum relating to the Securities. The offering of the Securities is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

About Oxbridge Re Holdings Limited

Oxbridge Re Holdings Limited (NASDAQ: OXBR, OXBRW) (“Oxbridge Re”) is a Cayman Islands exempted company that was established in 2013. Its primary subsidiaries are Oxbridge Reinsurance Limited, a licensed reinsurance subsidiary that provides reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States; Oxbridge Re NS, a licensed reinsurance SPV/side car that provides third-party investors with access to reinsurance contracts with returns uncorrelated to the financial markets; and SurancePlus, a Web3-focused subsidiary that currently leverages blockchain technology to democratize access to high-return reinsurance contracts via digital securities. Oxbridge Re is also the founding and lead investor of Oxbridge Acquisition Corp. (NASDAQ: OXAC), a special purpose acquisition company (“SPAC”).

About SurancePlus Inc.

SurancePlus Inc. (www.SurancePlus.com) is a wholly owned subsidiary of Oxbridge Re Holdings Limited, incorporated in the British Virgin Islands. SurancePlus was organized to serve as a special-purpose vehicle to make tokenized side-car investments in reinsurance contracts entered into by Oxbridge Re’s licensed reinsurance subsidiaries.

Company Contact:

Oxbridge Re Holdings Limited

Jay Madhu, CEO

+1 345-749-7570

jmadhu@oxbridgere.com

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by Oxbridge Re Holdings Limited (the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “profitable,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. These forward-looking statements include, but are not limited to, the prospects of our subsidiary SurancePlus subsidiary and the DeltaCat tokens and the other important factors discussed under the caption “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2023, as may be updated from time to time in subsequent filings. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.